Exhibit 99.1

New York Mortgage Trust Announces Correction to its Previously Issued
First Quarter 2008 Earnings Release

The Company Also Announces One-for-Two Reverse Stock Split

NEW YORK, NY - May 14, 2008 - New York Mortgage Trust, Inc. (the “Company” or “NYMT”) (OTC BB: NMTR), a self-advised real estate investment trust (REIT), made the following announcements today:

Corrections to Previously Issued First Quarter 2008 Earnings Release

The Company announced that certain financial information previously disclosed in its earnings release dated May 8, 2008 (the “May 8, 2008 Press Release”), differs from certain financial information in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008, as filed with the Securities and Exchange Commission on May 14, 2008. As previously disclosed, the Company issued 1.0 million shares of its Series A Cumulative Convertible Redeemable Preferred Stock on January 18, 2008 for an aggregate purchase price of $20.0 million. In the Company’s May 8, 2008 Press Release, the Company classified the net proceeds from the Series A Preferred Stock as stockholders’ equity in its balance sheet. Pursuant to SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, because the terms of the Series A Preferred Stock contains a mandatory redemption feature, the Company is required to classify the Series A Preferred Stock as convertible preferred debentures in the liability section of its balance sheet.

As a result of classifying the Series A Preferred Stock as convertible preferred debentures in the liability section of its balance sheet, the Company corrected the following items contained in the May 8, 2008 Press Release:

•
Net interest income for the quarter ended March 31, 2008 improved by approximately $1.5 million over the same period in 2007 (the Company disclosed a $2.0 million improvement in the May 8, 2008 Press Release). The decline of $0.5 million in net interest income as described above was the result of reclassifying the payment of the Series A Preferred Stock dividend as interest expense.

New York Mortgage Trust Reports First Quarter 2008 Results

•
Book value per share as of March 31, 2008 was $2.21 per share, which included an unrealized mark-to-market loss of $14.6 million, or $0.78 per share, related to the MBS portfolio and interest rate swaps (the Company disclosed book value per share of $3.26 in the May 8, 2008 Press Release - see table below).

The classification of the Series A Preferred Stock as a liability does not affect the consolidated net loss to common stockholders or impact the previous earnings guidance of $0.08 to $0.10 per common share for the quarter ending June 30, 2008.

The following presents a reconciliation of GAAP book value per share as of March 31, 2008 from the non-GAAP book value per share disclosed in the May 8, 2008 Press Release:

March 31, 2008 GAAP Book Value Restatement and Reconciliation:	Amounts	Book Value per Share
Total stockholders’ equity as reported May 8, 2008	$60,701	$3.26
SFAS 150 reclass of Convertible Preferred Securities (Debentures)	(19,590)	(1.05)
GAAP Total stockholders equity as filed on Form 10-Q on May 14, 2008	$41,111	$2.21

The Company has included its corrected Balance Sheet and Statements of Operations as of and for the three months ended March 31, 2008 in this press release. These same financial statements are available in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008.

Announces One-for-Two Reverse Stock Split on its Common Stock

The Company today announced that its Board of Directors approved a one for two reverse stock split on its outstanding shares of common stock. The reverse stock split will become effective at 12:01 a.m. ET on May 27, 2008. As a result of the reverse stock split, every two shares of the Company’s common stock will be automatically converted into one share of common stock. Fractional shares resulting from the reverse stock split will be eliminated and each stockholder otherwise entitled to a fractional share will instead receive cash in an amount equal to the product of the fraction of a share multiplied by the Market Price (as defined in Section 7.1 of the Company’s Charter) on the date of the effective time. Registered stockholders of record will receive additional details and a letter of transmittal providing instructions for the exchange of their old certificates as soon as practicable following the effectiveness of the reverse stock split.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a self-advised real estate investment trust (REIT) in the business of investing in and managing a portfolio of Agency mortgage-backed securities (MBS), prime credit quality residential adjustable rate mortgage (ARM) loans and non-agency mortgage-backed securities. As a REIT, the Company is not subject to federal income tax, provided that it distributes at least 90% of its REIT income to stockholders.

New York Mortgage Trust Reports First Quarter 2008 Results

For Further Information

AT THE COMPANY Steven R. Mumma, Co-CEO, President, Chief Financial Officer Phone: 212-792-0107 Email: smumma@nymtrust.com	AT FINANCIAL RELATIONS BOARD Joe Calabrese (General) 212-827-3772 Scott Eckstein (Analysts) 212-827-3776

Certain statements contained in this press release may be deemed to be forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, a rise in interest rates or an unfavorable change in prepayment rates may cause a decline in the market value of the Company's assets, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may be exposed to the risks associated with investing in mortgage loans, including changes in loan delinquencies, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a more detailed description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward- looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

FINANCIAL TABLES FOLLOW

New York Mortgage Trust Reports First Quarter 2008 Results

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2008	2007
REVENUES:
Interest income on investment securities and loans held in securitization trusts	$13,253	$13,713
Interest expense on investment securities and loans held in securitization trusts	10,514	13,084
Net interest expense investment securities and loans held in securitization trusts	2,739	629
Interest expense - subordinated debentures	959	882
Interest expense - convertible preferred debentures	506	—
Net interest income	1,274	(253)
Other expense:
Loan losses	(1,433)	—
Loss on securities and related hedges	(19,848)	—
Total other expense	(21,281)	—
EXPENSES:
Salaries and benefits	313	345
Marketing and promotion	39	23
Data processing and communications	63	37
Professional fees	352	100
Depreciation and amortization	75	68
Other	589	74
Total expenses	1,431	647
Loss from continuing operations	(21,438)	(900)
Income (loss) from discontinued operation - net of tax	180	(3,841)
NET LOSS	$(21,258)	$(4,741)
Basic and diluted loss per share	$(2.10)	$(1.31)
Weighted average shares outstanding-basic and diluted	10,140	3,616

New York Mortgage Trust Reports First Quarter 2008 Results

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2008	December 31, 2007

ASSETS
Cash and cash equivalents	$8,012	$5,508
Restricted cash	1,369	7,515
Investment securities - available for sale	512,550	350,484
Accounts and accrued interest receivable	2,778	3,485
Mortgage loans held in securitization trusts	398,323	430,715
Derivative assets	104	416
Property and equipment (net)	55	62
Prepaid and other assets	1,828	2,200
Assets related to discontinued operation	6,755	8,876
Total Assets	$931,774	$809,261

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$431,648	$315,714
Collateralized debt obligations	386,535	417,027
Derivative liabilities	1,169	3,517
Accounts payable and accrued expenses	1,809	3,752
Subordinated debentures	45,000	45,000
Convertible preferred debentures	19,590	—
Liabilities related to discontinued operation	4,912	5,833
Total liabilities	890,663	790,843
Commitments and Contingencies
Stockholders' Equity:
Common stock, $0.01 par value, 400,000,000 shares authorized, 18,640,209 shares issued and outstanding at March 31, 2008 and 3,635,854 shares issued and outstanding at December 31, 2007	186	36
Additional paid-in capital	155,817	99,339
Accumulated other comprehensive loss	(14,627)	(1,950)
Accumulated deficit	(100,265)	(79,007)
Total stockholders' equity	41,111	18,418
Total Liabilities and Stockholders' Equity	$931,774	$809,261